Exhibit 99.1

Media Release

Basel and South San Francisco, 12 March 2009

Roche and Genentech reach a friendly agreement to combine the two organizations and create a leader in healthcare innovation

•	Roche intends to acquire all outstanding shares of Genentech for US$95.00 per share in cash

•	Research and early development to operate as an independent center; South San Francisco site to become headquarters of combined U.S. commercial operations; Genentech’s unique culture to be maintained

•	Innovation will be enhanced through a diversity of research approaches and sharing of IP, technologies, partnerships and other key assets

•	Transaction expected to be EPS accretive in the first year after closing

Roche (SWX: ROG.VX; RO.S) and Genentech (NYSE: DNA) announced today that they signed a merger agreement under which Roche will acquire the outstanding publicly held interest in Genentech for US$95.00 per share in cash, or a total payment of approximately US$46.8 billion to equity holders of Genentech other than Roche. The special committee of Genentech’s Board of Directors has approved the agreement and recommends that Genentech shareholders tender their shares in Roche’s tender offer.

Dr. Charles Sanders, Chairman of the Special Committee of Genentech’s Board of Directors, said: “We believe this is a fair offer for Genentech shareholders, and the Committee is pleased to come to a successful conclusion of this process. We look forward to working with Roche to complete the transaction as expeditiously as possible.”

Franz B. Humer, Chairman of the Roche Group, said: “We are very pleased that we have reached an agreement with Genentech and secured a positive recommendation from the special committee. As stated previously, an agreed transaction offers clear and important advantages for the shareholders of both companies. I am delighted that the intensive negotiations have led to a successful conclusion. Working together, we aim to close the transaction quickly, thus removing uncertainty for employees and allowing us to focus even more intently on innovation and long-term projects. We have tremendous respect for our colleagues at Genentech and look forward to working with them to further accelerate our search for solutions to unmet medical needs.”

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Arthur D. Levinson, Ph.D., chairman and chief executive of Genentech, said: “We have had a highly successful partnership with Roche for more than 18 years, and we intend to pursue our shared goal of discovering medications for serious and life-threatening conditions. We look forward to working with our partners at Roche to ensure a smooth transition once the transaction is complete and to continue our mission of serving patients.”

Severin Schwan, CEO of the Roche Group, said: “Roche and Genentech saw the potential of a pharma-biotechnology partnership early on and we are now in an enviable position to expand on the success of our longstanding relationship, which has been a source of immense value for patients, employees and shareholders of both companies. We are excited about working with our colleagues at Genentech and look forward to partnering with them to develop a plan for the successful combination of the two companies.”

Roche will amend its existing tender offer to reflect the increased price and eliminate the financing and certain other conditions to the offer. The tender offer remains subject to the condition that a majority of the public shareholders tender their shares. If the tender offer is completed, Roche will promptly consummate a second-step merger in which all remaining public shareholders will, without the need for further action by any public shareholder, receive $95.00 per share for their shares. Roche and Genentech have also amended their affiliation agreement to permit all shareholders to receive the same increased price in the tender offer and the merger. The expiration date for the offer is March 25, 2009. As of the close of business on March 11, 2009, approximately 2.9 million shares have been tendered pursuant to the offer.

Strong benefits for both Genentech and Roche

The combined company will be the seventh largest U.S. pharmaceuticals company in terms of market share. It will generate approximately US$17 billion in annual revenues and will employ around 17,500 employees in the U.S. pharmaceuticals business alone, including a combined sales force of approximately 3,000 people.

Research and early development will operate as an independent center within Roche from its existing campus in South San Francisco, retaining its talent and approach to discovering and progressing new molecules. Roche’s Pharma commercial operations in the U.S. will be moved from Nutley, New Jersey to Genentech’s site in South San Francisco. The combined company’s U.S. commercial operations in

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pharmaceuticals will operate under the Genentech name, leveraging the strong brand value of Genentech in the U.S. market. The existing U.S. sales organizations of both companies will be maintained, resulting in a very strong presence in several specialty areas.

The transaction will provide the opportunity to simplify the structure of the combined organization and maximize the benefits of enhanced scale. Roche has already begun to wind down operations at its Palo Alto facility and will relocate the site’s Virology research and development activities to South San Francisco. Roche’s Palo Alto Inflammation group is in the process of becoming part of Roche’s Nutley research and development organization. Genentech’s Late Stage Development and Manufacturing operations will be combined with the global operations of Roche, achieving substantial scale benefits, operational synergies and cost avoidance. Roche’s manufacturing operations in Nutley will be closed and support functions, such as informatics and finance, will be consolidated with those of Genentech.

Financial Information

Roche expects the combination to generate annual pre-tax cost synergies of approximately US$750 to $850 million. Synergies will be largely driven by reducing complexity and eliminating duplicative functions and processes in areas like late stage development, manufacturing, corporate administration and support functions. Savings resulting from this combination will enable the new company to increase and better focus its investment in innovation.

The transaction is expected to be accretive to Roche’s earnings per share in the first year after closing. The combined company will generate substantial free cash flow that will enable it to rapidly reduce acquisition-related debt, invest in further product launches and retain strategic flexibility.

Additional information about the transaction, including the offering documents, is available at www.transactioninfo.com/roche/.

Genentech’s recommendation to stockholders on Schedule 14D-9 to accept Roche’s offer will be made available today on Genentech’s website, www.genentech.com, and via EDGAR on the SEC’s website, www.sec.gov, and will be mailed to Genentech stockholders.

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Greenhill & Co. is acting as financial advisor to Roche and Davis Polk & Wardwell is acting as legal counsel. The Special Committee is represented by Goldman, Sachs & Co. and Latham & Watkins LLP. Genentech is represented by Wilson Sonsini Goodrich & Rosati.

About Roche

Headquartered in Basel, Switzerland, Roche is one of the world’s leading research-focused healthcare groups in the fields of pharmaceuticals and diagnostics. As the world’s biggest biotech company and an innovator of products and services for the early detection, prevention, diagnosis and treatment of diseases, the Group contributes on a broad range of fronts to improving people’s health and quality of life. Roche is the world leader in in-vitro diagnostics and drugs for cancer and transplantation, and is a market leader in virology. It is also active in other major therapeutic areas such as autoimmune diseases, inflammatory and metabolic disorders and diseases of the central nervous system. In 2008 sales by the Pharmaceuticals Division totaled 36.0 billion Swiss francs, and the Diagnostics Division posted sales of 9.7 billion francs. Roche has R&D agreements and strategic alliances with numerous partners, including majority ownership interests in Genentech and Chugai, and invested nearly 9 billion Swiss francs in R&D in 2008. Worldwide, the Group employs about 80,000 people. Additional information is available on the Internet at www.roche.com.

About Genentech

Founded more than 30 years ago, Genentech is a leading biotechnology company that discovers, develops, manufactures and commercializes medicines to treat patients with significant unmet medical needs. The company has headquarters in South San Francisco, California and is listed on the New York Stock Exchange under the symbol DNA. For additional information about the company, please visit http://www.gene.com.

Roche Group Media Relations

Phone: +41 61 688 8888 / e-mail: basel.mediaoffice@roche.com

•	Daniel Piller (Head)

•	Alexander Klauser

•	Martina Rupp

•	Claudia Schmitt

Brunswick Group (for US media)

Phone: +1 212 333 3810

•	Jennifer Lowney

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MacKenzie Partners, Inc. (for Genentech Investors):

Phone: +1 212 929 5500

•	Dan Burch

•	Bob Marese

Genentech

Media Contact

Phone: +1 650 225 8171

•	Geoffrey Teeter

Investor Contact

Phone: +1 650 225 1034

•	Kathee Littrell

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS “BELIEVES”, “EXPECTS”, “ANTICIPATES”, “PROJECTS”, “INTENDS”, “SHOULD”, “SEEKS”, “ESTIMATES”, “FUTURE” OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE, INCLUDING AMONG OTHERS: (1) PRICING AND PRODUCT INITIATIVES OF COMPETITORS; (2) LEGISLATIVE AND REGULATORY DEVELOPMENTS AND ECONOMIC CONDITIONS; (3) DELAY OR INABILITY IN OBTAINING REGULATORY APPROVALS OR BRINGING PRODUCTS TO MARKET; (4) DEVELOPMENTS IN FINANCIAL MARKET CONDITIONS, INCLUDING THE MARKET FOR ACQUISITION FINANCING AND OTHER CAPITAL MARKETS AND FLUCTUATIONS IN CURRENCY EXCHANGE RATES; (5) UNCERTAINTIES IN THE DISCOVERY, DEVELOPMENT OR MARKETING OF NEW PRODUCTS OR NEW USES OF EXISTING PRODUCTS, INCLUDING WITHOUT LIMITATION NEGATIVE RESULTS OF CLINICAL TRIALS OR RESEARCH PROJECTS AND UNEXPECTED SIDE-EFFECTS OF PIPELINE OR MARKETED PRODUCTS; (6) INCREASED GOVERNMENT PRICING PRESSURES OR CHANGES IN THIRD PARTY REIMBURSEMENT RATES; (7) INTERRUPTIONS IN PRODUCTION; (8) LOSS OF OR INABILITY TO OBTAIN ADEQUATE PROTECTION FOR INTELLECTUAL PROPERTY RIGHTS; (9) LITIGATION; (10) POTENTIAL DIFFICULTIES IN INTEGRATING THE BUSINESSES OF GENENTECH AND ROCHE, AND THAT SOME OR ALL OF THE ANTICIPATED BENEFITS OF THE PROPOSED TRANSACTION MAY NOT BE REALIZED ON THE SCHEDULE CONTEMPLATED OR AT ALL; (11) THAT FUTURE DIVIDENDS ARE SUBJECT TO THE DISCRETION OF THE BOARD OF DIRECTORS OF ROCHE AND GENENTECH, AS APPLICABLE, AND A NUMBER OF OTHER FACTORS, SOME OF WHICH ARE BEYOND THE CONTROL OF ROCHE; (12) THE ABILITY OF ROCHE TO GENERATE CASH FLOW TO, AMONG OTHER THINGS, REPAY ACQUISITION-RELATED DEBT AS CURRENTLY CONTEMPLATED; (13) LOSS OF KEY EXECUTIVES OR OTHER EMPLOYEES; AND (14) ADVERSE PUBLICITY AND NEWS COVERAGE.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL GENENTECH COMMON STOCK. THE TENDER OFFER IS BEING MADE PURSUANT TO A TENDER OFFER STATEMENT ON SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER RELATED TENDER OFFER MATERIALS) FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) ON FEBRUARY 9, 2009, AS AMENDED. ROCHE WILL FILE A FURTHER AMENDMENT WITH THE SEC CONTAINING MORE INFORMATION ON ITS REVISED OFFER. IN ADDITION, ON MARCH 12, 2009, GENENTECH WILL FILE WITH THE SEC AN AMENDED

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SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER, WHICH WILL BE MAILED TO GENENTECH’S STOCKHOLDERS. THE TENDER OFFER STATEMENT (AND RELATED MATERIALS), AS IT MAY BE AMENDED FROM TIME TO TIME, AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER, THAT SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (AND ALL OTHER MATERIALS FILED BY ROCHE AND GENENTECH WITH THE SEC) AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THESE MATERIALS MAY ALSO BE OBTAINED FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

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